UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 31, 2025

NEXGEL, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-41173	26-4042544
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2150 Cabot Boulevard West, Suite B Langhorne, Pennsylvania	19067
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 702-8550

(Former name or former address, if changed since last report)

Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	NXGL	The Nasdaq Capital Market LLC
Warrants to Purchase Common Stock	NXGLW	The Nasdaq Capital Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Subscription Agreements

On July 31, 2025, NexGel, Inc. a Delaware corporation (the “Company”), entered into subscription agreements (the “Subscription Agreements”) pursuant to which the Company agreed to sell and issue: (i) in a registered direct offering (the “Registered Offering”), 413,044 shares (the “Shares”) of common stock, $0.001 par value per share, of the Company (the “Common Stock”), at a per share of $2.30 and (ii) in a concurrent private placement (the “Private Placement” and, together with the Registered Offering, the “Offerings”), unregistered warrants (the “Unregistered Warrants” to purchase up to an aggregate of 206,522 shares of Common Stock, at an exercise price of $4.25 per share. The aggregate gross proceeds to the Company from the Offerings are expected to be approximately $950,000, before deducting fees payable to the placement agents and other estimated offering expenses payable by the Company, and excluding the proceeds from any exercise of the Unregistered Warrants, if any.

The Shares are being offered by the Company pursuant to an effective “shelf” registration statement on Form S-3 (File No. 333-264282), which was initially filed by the Company with the Securities and Exchange Commission (the “SEC”) on April 13, 2022 and amended on May 26, 2023, and declared effective on June 7, 2023 (the “Registration Statement”) and a prospectus supplement thereunder. The Unregistered Warrants and the shares of Common Stock issuable upon the exercise of the Unregistered Warrants (the “Warrant Shares”) are not being offered pursuant to the Registration Statement and are being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act of 1933, as amended (the “Securities Act”), and/or Rule 506(b) promulgated thereunder.

The Offerings are expected to close concurrently on or before August 5, 2025, subject to the satisfaction of customary closing conditions.

The Company retained Alere Financial Partners, LLC (A division of Cova Capital Partners, LLC) to act as the placement agent (the “Placement Agent”) for the Offerings. The Company agreed to pay the Placement Agent a cash fee of 8% of the aggregate gross proceeds in the Offerings received from non-affiliates of the Company and 4% of the aggregate gross proceeds in the Offerings received from affiliates of the Company, if any. Additionally and upon the closing of the Offerings, the Company agreed to issue to the Placement Agent warrants exercisable for a period of five years to purchase up to 8% of the number of the Shares sold in the Registered Offering, or up to 33,044 shares, at a per share exercise price of $4.25.

The foregoing description of the Subscription Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of such Subscription Agreements, a copy of which is filed herewith as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Unregistered Warrants

Each Unregistered Warrant sold in the Private Placement will be exercisable immediately upon issuance and will have a term of five years from the date of issuance.

Under the terms of the Unregistered Warrants, the Company may not effect the exercise of any Unregistered Warrant, and a holder will not have the right to exercise any portion of any Unregistered Warrant if, upon giving effect to such exercise, the aggregate number of shares of Common Stock beneficially owned by the holder (together with its affiliates) would exceed 4.99% or 9.99%, as elected by the holder at the date of issuance, of the number of shares of Company’s Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of such warrant, which percentage may be increased at the holder’s election upon 61 days’ notice to the Company subject to the terms of such warrants, provided that such percentage may in no event exceed 9.99%. The Company will agree to register the Unregistered Warrants and Warrant Shares with the SEC no later than November 30, 2025.

In certain circumstances, upon a fundamental transaction (as described in the Unregistered Warrants, and generally including any reclassification, reorganization or recapitalization of the Common Stock, the sale, lease, license, assignment, conveyance, transfer or other disposition of all or substantially all of the Company’s assets, the Company’s consolidation or merger with or into another person in which the Company is not the surviving entity, the acquisition of more than 50% of the Company’s outstanding Common Stock, or any person or group becoming the beneficial owner of 50% of the voting power of the Company’s outstanding Common Stock and in connection with such transaction the Common Stock is converted into or exchanged for other securities, cash or property), the holders of Unregistered Warrants will be entitled to receive upon exercise of the Unregistered Warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the Unregistered Warrants immediately prior to such fundamental transaction.

The foregoing description of the Unregistered Warrant does not purport to be complete and is qualified in its entirety by reference to the full text of the Unregistered Warrant, a copy of which is filed herewith as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 3.02. Unregistered Sales of Equity Securities.

The information contained above in Item 1.01 related to the Private Placement is hereby incorporated by reference into this Item 3.02.

Based in part upon the representations of the investors in the Subscription Agreements, the offering and sale of the Unregistered Warrants and the Warrant Shares in the Private Placement is being conducted pursuant to an exemption from registration under Section 4(a)(2) of the Securities Act and/or Rule 506(b) promulgated thereunder.

The Unregistered Warrants and the Warrant Shares have not been registered under the Securities Act or any state securities laws, and the Unregistered Warrants and Warrant Shares may not be offered or sold in the United States absent registration with the SEC or an applicable exemption from the registration requirements. The Private Placement will not involve a public offering and will be made without general solicitation or general advertising. The Purchasers represented that they are institutional “accredited investors” as defined in Rule 501(a)(1), (2), (3), (7), (8) or (9) under the Securities Act, and that they are acquiring the Unregistered Warrants for investment purposes only and not with a view to any resale, distribution or other disposition of the Unregistered Warrants in violation of the United States federal securities laws.

Additionally, on July 31, 2025, the Company agreed to sell 45,652 shares of its Common Stock at a per share price of $2.30 to a consultant of the Company, a member of the board of directors of the Company and one additional existing stockholder of the Company for aggregate gross proceeds of $105,000 (the “Additional Private Placement”). The investors in the Additional Private Placement will also receive Unregistered Warrants to purchase up to additional 22,826 shares of Common Stock. All of the shares to be issued in the Additional Private Placement are unregistered and are “restricted securities” as defined by the Securities Act. Each of the investors in the Additional Private Placement are “accredited investors” as defined above. The Placement Agent will not receive any fees relating to the Additional Private Placement.

Item 8.01. Other Events.

On August 1, 2025, the Company issued a press release announcing the pricing of the Offerings. A copy of the press release has been filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

4.1	Form of Warrant
10.1	Form of Subscription Agreement
99.1	Press release dated August 1, 2025
104	Cover page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 1, 2025

NEXGEL, INC.

	By:	/s/ Adam Levy
Adam Levy
Chief Executive Officer